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                                                                    EXHIBIT 10.4

                              ROYAL BANK OF CANADA
                         BUSINESS BANKING LOAN AGREEMENT

Each of the undersigned Customer and owners/partners requests that Royal Bank of Canada ("RBC") provides the Customer with the following loans (each a "Loan") and banking services, and each of the undersigned Customer and owners/partners agrees to be jointly and severally liable for each such Loan.

Service Name
Demand Operating Loan
Maximum Amount:  $100,000.00
Revolvement Account:  #107 - 149 - 7                 Transit #:  00010
Minimum Retained Balance:  $0.00
Minimum Revolvement Amount:  $5,000/00
Interest Rate: Royal Bank Prime Rate plus 2.0000% per annum payable in the
               20th day of each month.
Set-up Fee:  $300.00       Monthly Fee:  $50.00 MONTHLY REVOLVING FEE
Renewal Fee:





THE CUSTOMER AND THE OWNERS / PARTNERS SIGNING BELOW (WE) ACKNOWLEDGE THAT WE HAVE RECEIVED FOR EACH LOAN SPECIFIED ABOVE, A COPY OF THE APPLICABLE STANDARD TERMS WHICH ARE INCORPORATED BY REFERENCE TO THIS AGREEMENT.
We agree to be bound by those Standard Terms. We further agree that if, for any particular loan, RBC sends us a revised set of Standard Terms, and if we do not repay that Loan before the effective date of the revised Standard Terms, it will attest that we have received a copy of and agreed to the revised Standard Terms.

Date:  June 9, 1999
BLUE ZONE PRODUCTIONS LTD.
Name of Customer

/s/ Bruce Warren                                   /s/ Bruce F.M. Warren
--------------------------                         -----------------------------
Authorized Signing Officer                         Signature of Owner / Partner

/s/ Jamie Ollivier                                 /s/ Jamie John Ollivier
--------------------------                         -----------------------------
Authorized Signing Officer                         Signature of Owner / Partner

                                                   /s/ F. Michael P. Warren
                                                   -----------------------------
                                                   Signature of Owner / Partner

Accepted:
ROYAL BANK OF CANADA
/s/ RBC Authorized Signing Officer
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A copy of the Standard Terms (having the same revision date as this Agreement)
for each Loan specified above has been given to the above named Customer and to each of the owners / partners signing above, this July 9, 1999.

/s/ T. D G. (on behalf of RBC)
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Standard Demand Operating Loan Terms

The following set of standard demand operating loan terms (the "Standard Terms") are deemed to be included in the Royal Bank of Canada Business Banking Loan Agreement (the "Agreement") which refers to terms with this version date and in which Royal Bank of Canada ("RBC") provides a demand operating loan (the "Demand Operating Loan" to a customer (the "Customer").

1.       INTEREST AND FEES

         Interest. The interest RBC charges on a Demand Operating Loan is the interest indicated in the Agreement with respect to that Demand Operating Loan and is calculated monthly both before and after maturity, default and judgement, on the daily balance outstanding, with interest in overdue interest at the same rate as on the principal amount of the Demand Operating Loan, and shall be payable monthly on the date specified in the Agreement.

         Fees. The Customer will pay to RBD the Fees in the amounts and at the times specified in the Agreement. Fees are payable both before and after any default, demand or judgement.

         Interest and Fees. In no event will interest and fees exceed the rate permitted by law. Interest Act Disclosure. The annual rates of interest to which the rates calculated in accordance with these Standard Terms are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year and divided by 365. Royal Bank Prime. The Royal Bank Prime means the annual rate of interest RBC announces from time to time as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

2.       Purpose

         The Demand Operating Loan is available to the Customer for the sole purpose of operating the business of the Customer.

3.       Revolvement by RBC and Payment

         The outstanding amount of a Demand Operating Loan may be revolved by RBC up to the Maximum Amount specified, until demand for repayment by RBC. RBC is authorized (but not obligated):

         a) Whenever there is a credit balance in the Customer's Revolvement Account that exceeds the sum of the Minimum Retained Balance plus the Minimum Revolvement Amount, to apply all or any part of such credit balance as a repayment on account of the Demand Operating Loan, and

         b) Whenever the balance in the Customer's Revolvement Account is less than the Minimum Retained Balance, to debit the Customer's business current account of an amount which is equal to the Minimum Revolvement Amount and deposit such amount to the Customer's Revolvement Account.

         The Customer agrees to pay the Demand Operating Loan in demand.

4.       Evidence of Indebtedness

         RBC will maintain accounts and records evidencing all advances made by RBC in respect of each Demand Operating Loan, together with all accrued interest, and all payments of principal, interest and fees made by the Customer. Such accounts and records will constitute, in the absence of manifest error, evidence of the amounts of all such advances, interest and payments and of the indebtedness owing by the Customer to RBC at any time. RBC may use a microfilm, electronic or other reproduction of any transaction or other document evidencing the Demand Operating Loan to establish the Customer's liability for that Demand Operating Loan.
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         If it is necessary for RBC to prove the Interest Rate in effect at any time, the Customer agrees that RBC's written certificate, setting out the interest rate at that time, is sufficient proof for that purpose.

5.       Debiting of Accounts

         RBC is authorized, but not obligated, to debit any of the Customer's accounts with any amounts due and payable by the Customer, under the Agreement.

6.       Compliance with Law
         The Customer represents and warrants that the Customer is in compliance and agrees that in the future the Customer will comply with all laws, regulations, official directives and authorizations applying to the Customer or any of the Customer's property or business, including any relating to the environment of public heath and safety ("Environment Laws"). The Customer will notify RBC immediately of any breach of Environment Laws. The Customer will also promptly advise RBC of all communications and reports in connection with any matters materially affecting the Customer, and the Customer's property or business and relating to Environment Laws.

7.       Expenses

         The Customer shall pay all fees expenses and legal costs (on the basis of a solicitor and its own client, or where applicable including extra-judicial costs) incurred by RBC in connection with the Agreement and any security provided to RBC and the enforcement of RBC's rights against the Customer or under any security. These costs and expenses may include (but are not limited to) costs of amendments, appraisals, inspections, environmental reviews, registrations, searches, discharges and actions taken in connection with the preservation of RBC's rights under the Agreement or under RBC's security.

8.       Change

         a) Interest Rate: The interest rate under the Agreement will change automatically, without notice, whenever the Royal Bank Prime changes.

         b) Other terms: RBC may change any other terms of the Agreement periodically. Unless the law requires RBC to do otherwise, RBC does not have to advise the Customer about these changes before they take place. If the Demand Operating Loan remains unpaid after the effective date of a change, it will attest that the Customer has agreed to the change.

9.       Whole Agreement

         The Agreement and any documents or instruments referred to in, or delivered pursuant to, the Agreement constitute the whole and entire agreement between the Customer and the RBC with respect to the Demand Operating Loan.

10.      Governing Law and Submission to Jurisdiction

         The Agreement shall be construed in accordance with and governed by the Laws of the Province where the Customer resides and the laws applicable therein. The Customer irrevocably submits to the non-exclusive jurisdiction of the courts of such Province and acknowledges the competence of such courts and irrevocably agrees to be bound by a judgment of any such court.

11.      Set Off

         RBC is authorized (but not obligated) at any time and without notice, to apply the credit balance (whether or not then due) to which the Customer is beneficially entitled on any account (in any currency) at any branch or agency of RBC in or towards satisfaction of the obligations and
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         liabilities of the Customer due to RBC under the Agreement. For that purpose, RBC is irrevocably authorized to use all or any part of any such credit balance to buy other such currencies as may be necessary to effect such application.

12.      Notices

         Any notice or demand under the Agreement shall be given in writing by way of a letter addressed to the Customer. If the letter is sent by telecopier, is shall be deemed to be received on the date of transmission provided such transmission is received by 5pm on a day on which the Customer's business is open for normal business, and otherwise on the next such day. If the letter is sent by ordinary mail is shall be deemed received on the date falling five (5) days following the date of the letter, unless the letter is hand-delivered to the Customer in which case the letter shall be deemed to be received on the date of the delivery. The Customer must advise RBC at once about any changes in the Customer's address.

13.      Language

         The Customer and RBC have expressly requested that the Agreement and all related documents, including notices, be drawn up in the English language. Les parties ont expressement demande que la presents convention et tous les documents y afferents y compris les avis, solent rediges en langue anglaise (Quebec only / Quebec seulement)